UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2018

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Mr. Stan Askren

On November 7, 2018, Stan Askren notified the Board of Directors (the "Board") of HNI Corporation he will retire as Chairman and as a director of the Corporation, effective December 31, 2018 ("Retirement Date"), consistent with a well-established and long-term succession plan first disclosed by the Corporation in April 2018. Upon Mr. Askren's retirement from the Board, the Board's size will be reduced to ten directors.

The Corporation entered into a Consulting Agreement with Mr. Askren on November 7, 2018 (the "Consulting Agreement"), pursuant to which Mr. Askren will be available as a special advisor to the Chief Executive Officer and the Corporation for up to three years following his retirement. During the term of the Consulting Agreement, Mr. Askren will be compensated $45,000 per quarter and will be subject to customary confidentiality, non-compete and non-disparagement covenants. The Consulting Agreement may be terminated by Mr. Askren or the Corporation with sixty days' advance notice.

The description of the Consulting Agreement is qualified by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Mr. Larry Porcellato as Chairman of the Board

On November 7, 2018, the Board appointed Larry Porcellato, current Lead Director, to serve as Chairman of the Board, effective January 1, 2019. The role of Lead Director will be suspended for the time an independent director serves as Chairman.

Amendment to Change in Control Agreements - Removal of Tax Gross Up Provisions

In 2010, the Board approved a new form of change in control agreement for certain executives of the Corporation for use going forward. The new form, previously filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K, dated June 29, 2018 and incorporated herein (the "New CIC Agreement"), eliminated the excise tax gross-up payment contained in the Corporation's then-existing change in control agreements. In order to standardize the terms of the outstanding change in control agreements, on November 8, 2018, Kurt Tjaden, President, HNI International; Senior Vice President, HNI Corporation, entered into the New CIC Agreement, superseding his prior agreement entered into in 2008. All change in control agreements with the Corporation now exclude the excise tax gross-up.

 Item 7.01    Regulation FD Disclosure

A copy of the press release, dated November 7, 2018, announcing the election of Mr. Porcellato as Chairman of the Board and Mr. Askren's retirement from the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Consulting Agreement
99.1	Press Release dated November 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	November 9, 2018	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary